Exhibit 10.1C

THIRD AMENDMENT TO CREDIT AGREEMENT AND INCREMENTAL TERM LOAN AGREEMENT

Dated as of October 20, 2016

This THIRD AMENDMENT TO CREDIT AGREEMENT AND INCREMENTAL TERM
LOAN AGREEMENT (this “Amendment”) is by and among JOHN BEAN TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), JOHN BEAN TECHNOLOGIES B.V., a besloten vennootschap met beperkte aansprakelijkheid incorporated under the laws of The Netherlands (the “Dutch Borrower” and, collectively with the Company, the “Borrowers”), the Lenders party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENTS

WHEREAS, the Borrowers, the lenders party thereto (the “Lenders”) and the Administrative Agent entered into that certain Credit Agreement dated as of February 10, 2015 (as amended by the First Amendment dated as of September 15, 2015, as amended by the Second Amendment dated as of March 18, 2016, as amended hereby and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Company has requested an Incremental Term Loan in an aggregate principal amount of $150,000,000 pursuant to Section 2.20 of the Credit Agreement (the “Incremental Term-1 Loan”); and

WHEREAS, subject to the terms of this Amendment, each of the Lenders party hereto (each, an “Incremental Term-1 Lender”) has severally committed to make a portion of the Incremental Term-1 Loan in the applicable principal amount set forth in Annex A hereto (such several commitments, the “Incremental Term-1 Loan Commitments”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.     Capitalized Terms. All capitalized terms not otherwise defined in this Amendment (including without limitation in the introductory paragraph and the Preliminary Statements hereto) shall have the meanings as specified in the Credit Agreement.

Section 2.    Incremental Term-1 Loan.

(a)Funding. Subject to the terms and conditions set forth herein, each Incremental Term-1 Lender severally agrees to fund a portion of the Incremental Term-1 Loan equal to its Incremental Term-1 Loan Commitment to the Company on the Effective Date. Each Incremental Term-1 Lender shall fund its Incremental Term-1 Loan Commitment on the Effective Date (as defined below) by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent designated by it for such purpose by notice to the Incremental Term-1 Lenders. The Administrative Agent will make the Incremental Term-1 Loan available to the Company by promptly crediting the amounts so received, in like funds, to an account of the Company designated by the Company.

(b)Applicable Rate. The Incremental Term-1 Loan shall bear interest on the same terms as provided for Revolving Loans; provided that the Applicable Rate for the Incremental Term-1 Loan shall be as set forth in the following pricing grid:

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	Leverage Ratio	Eurocurrency Spread	ABR Spread
Category 1:	≤ 1.00 to 1.00	1.000%	0.150%
Category 2:	> 1.00 to 1.00 but ≤ 1.50 to 1.00	1.225%	0.225%
Category 3:	> 1.50 to 1.00 but ≤ 2.00 to 1.00	1.350%	0.350%
Category 4:	> 2.00 to 1.00 but ≤ 2.50 to 1.00	1.475%	0.475%
Category 5:	> 2.50 to 1.00 but ≤ 3.00 to 1.00	1.750%	0.750%
Category 6:	> 3.00 to 1.00	2.000%	1.000%

(c)Repayment of Incremental Term-1 Loan. The Company shall repay the aggregate outstanding principal amount of the Incremental Term-1 Loan in consecutive quarterly installments on the last Business Day of each of March, June, September and December as set forth below, as the amounts of individual installments may be adjusted pursuant to clauses (d) and (e) below:

Payment Date	Principal Installment
March 31, 2018	$1,875,000
June 30, 2018	$1,875,000
September 30, 2018	$1,875,000
December 31, 2018	$1,875,000
March 31, 2019	$1,875,000
June 30, 2019	$1,875,000
September 30, 2019	$1,875,000
December 31, 2019	$1,875,000

If not sooner paid, the Incremental Term-1 Loan shall be paid in full, together with accrued interest thereon, on the Maturity Date.

(d)Optional Prepayments. The Company shall have the right at any time and from time to time, without premium or penalty, to prepay the Incremental Term-1 Loan, in whole or in part, upon delivery of written notice to the Administrative Agent (i) in the case of prepayment of a Eurocurrency Loan, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Loan, not later than 11:00 a.m., New York City time, on the date of prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of the Incremental Term-1 Loan shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02 of the Credit Agreement. Each prepayment of Incremental Term-1 Loan shall be applied to reduce the remaining amortization payments set forth in clause (c) above as directed by the Company. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 of the Credit Agreement and (ii) break funding payments pursuant to Section 2.16 of the Credit Agreement. Amounts prepaid under the Incremental Term-1 Loan pursuant to this clause (d) may not be reborrowed.

(e)	Mandatory Prepayments.

(i)Incurrence of Indebtedness. The Company shall make mandatory principal prepayments of

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the Incremental Term-1 Loan in the manner set forth in clause (iv) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any issuance or other incurrence of Indebtedness by the Company or any of its Subsidiaries not otherwise permitted pursuant to Section 6.01 of the Credit Agreement. Such prepayment shall be made within three (3) Business Days after the date of receipt of such Net Cash Proceeds.

(ii)Asset Dispositions and Insurance and Condemnation Events. The Company shall make mandatory principal prepayments of the Incremental Term-1 Loan in the manner set forth in clause (iv) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from (A) any sale or other disposition of assets of the Company or any of its Subsidiaries pursuant to Section 6.03(a)(iv)(I) or 6.03(a)(vi) of the Credit Agreement or (B) any Insurance and Condemnation Event, to the extent that the aggregate amount of such Net Cash Proceeds, in the case of each of clauses (A) and (B), respectively, exceed $5,000,000 during any fiscal year. Such prepayments shall be made within three (3) Business Days after the date of receipt of such Net Cash Proceeds; provided that, so long as no Default or Event of Default has occurred and is continuing, no prepayment shall be required under this clause (e)(ii) with respect to such portion of such Net Cash Proceeds that the Company shall have, on or prior to such date given written notice to the Administrative Agent of its intent to reinvest in accordance with clause (e)(iii) below.

(iii)Reinvestment Option. With respect to any Net Cash Proceeds realized or received as set forth in clause (e)(ii) above (to the extent not excluded pursuant to clause (e)(ii)), at the option of the Company, the Company or its Subsidiaries may reinvest all or any portion of such Net Cash Proceeds in assets used or useful for the business of the Company and its Subsidiaries within (x) twelve (12) months following receipt of such Net Cash Proceeds or (y) if the Company or such Subsidiary enters into a bona fide commitment to reinvest such Net Cash Proceeds within twelve (12) months following receipt thereof, within six (6) months of the date of such commitment; provided that if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, such Net Cash Proceeds shall be applied within three (3) Business Days after such determination to the prepayment of the Incremental Term-1 Loan as set forth in clause (e)(iv) below. Pending the final application of any such Net Cash Proceeds, the Company may invest an amount equal to such Net Cash Proceeds in any manner that is not prohibited by the Credit Agreement.

(iv)Notice; Manner of Payment. Upon the occurrence of any event triggering the prepayment requirement under clauses (e)(i) or (e)(ii) above, the Company shall promptly notify the Administrative Agent in writing and upon receipt of such notice, the Administrative Agent shall promptly so notify the applicable Lenders. Each prepayment of the Incremental Term-1 Loan under this clause shall be applied to reduce on a pro rata basis the remaining scheduled principal installments of the Incremental Term-1 Loan under clause (c) above. Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 2.16 of the Credit Agreement. Amounts prepaid under the Incremental Term-1 Loan pursuant to this clause (e) may not be reborrowed.

(f)The terms of Section 2.02(b), (c) and (d), Section 2.03, Section 2.07(b), Section 2.08, and Sections 2.13 through 2.19 of the Credit Agreement, shall apply to the Incremental Term-1 Loan as if fully set forth herein, revised to reference the Incremental Term-1 Loan, mutatis mutandis; provided that there shall not at any time be more than a total of four (4) Eurocurrency Borrowings with respect to the Incremental Term-1 Loan outstanding.

(g)The Incremental Term-1 Loan shall constitute a “Loan” under the Credit Agreement and the other Loan Documents.

(h)This Amendment shall (i) be deemed to be an “Incremental Term Loan Amendment” under Section 2.20 of the Credit Agreement, (ii) constitute an Increasing Lender Supplement in the form of Exhibit B to the Credit Agreement and (iii) constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

Section 3. Amendments to Credit Agreement. Subject to and in accordance with the terms and conditions

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set forth herein, the Administrative Agent and the Incremental Term-1 Lenders and the Company hereby agree to amend the Credit Agreement as follows:

(a)	To amend Section 1.01 to add the following terms in appropriate alphabetical order:

“Insurance and Condemnation Event” means the receipt by the Company or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective assets.

“Net Cash Proceeds” means, as applicable, (a) with respect to any sale or other disposition of assets or Insurance and Condemnation Event, the gross proceeds received by the Company or any of its Subsidiaries therefrom (including any cash, cash equivalents, deferred payment pursuant to, or by monetization of, a note receivable or otherwise, as and when received) less the sum of (i) all income taxes and other taxes assessed by, or reasonably estimated to be payable to, a Governmental Authority as a result of such transaction or event (provided that if such estimated taxes exceed the amount of actual taxes required to be paid in cash in respect of such disposition, the amount of such excess shall constitute Net Cash Proceeds), (ii) all reasonable and customary out-of-pocket fees and expenses incurred in connection with such transaction or event and (iii) the principal amount of, premium, if any, and interest on any Indebtedness secured by a Lien on the asset (or a portion thereof) disposed of, which Indebtedness is required to be repaid in connection with such transaction or event, and (b) with respect to any issuance or incurrence of Indebtedness, the gross cash proceeds received by the Company or any of its Subsidiaries therefrom less all reasonable and customary out-of-pocket legal, underwriting and other fees and expenses incurred in connection therewith.

(b)	To amend Section 1.01 to amend the following terms in their entirety to read follows:

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, (b) Incremental Term Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (c) a Swingline Loan.
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Incremental Term Loans or Swingline Loans.

“Interest Election Request” means a request by the applicable Borrower to convert or continue a Borrowing in accordance with Section 2.08 in the form attached hereto as Exhibit F-2.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures, unused Commitments and outstanding Incremental Term Loans representing more than 50% of the sum of the total Revolving Credit Exposures, unused Commitments and outstanding Incremental Term Loans at such time.

Section 4. Conditions of Effectiveness. The effectiveness of this Amendment shall be subject to the satisfaction of each of the following conditions precedent (such date of effectiveness, the “Effective Date”):

(a)the Administrative Agent shall have received the following, each in form and substance reasonably satisfactory to the Administrative Agent:

(i)counterparts of this Amendment executed by each Borrower, each other Loan Party, the Administrative Agent and each Incremental Term-1 Lender;

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(ii)a promissory note executed by the Company in favor of each Incremental Term-1 Lender that has requested a promissory note at least two (2) Business Days in advance of the Effective Date;

(iii)a certificate of the Company and each Subsidiary Guarantor that is a Domestic Subsidiary certifying that attached thereto is a true, correct and complete copy of resolutions duly adopted by the board of directors (or other governing body) of such Person authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Amendment;

(iv)a certificate executed by a Financial Officer of the Company that the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement have been satisfied on such date; and

(v)a Borrowing Request for the Incremental Term-1 Loan meeting the requirements of Section 2.03 of the Credit Agreement;

(b)the representations and warranties of the Loan Parties contained in Section 5 shall be true and correct;

(c)all fees set forth in the letter agreement with Wells Fargo Securities, LLC dated as of October 12, 2016, shall have been paid by the Company; and

(d)all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent as of the date hereof in connection with the preparation, negotiation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees, charges and disbursements of legal counsel for the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment) shall have been paid by the Company.

Section 5. Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants as follows:

(a)The execution, delivery and performance by such Loan Party of its obligations in connection with this Amendment are within its corporate (or other organizational) powers, have been duly authorized by all necessary corporate (or other organizational) action and do not and will not (i) violate any provision of its articles or certificate of incorporation or bylaws or similar organizing or governing documents of such Loan Party, (ii) contravene any applicable law which is applicable to such Loan Party or (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any material indenture or instrument or other material agreement to which such Loan Party is a party, by which it or any of its properties is bound or to which it is subject, except, in the case of clauses (ii) and (iii) above, to the extent such contraventions, conflicts, breaches or defaults could not reasonably be expected to have a Material Adverse Effect.

(b)Such Loan Party has taken all necessary corporate (or other organizational) action to execute, deliver and perform this Amendment and has validly executed and delivered this Amendment. This Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)No material consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by such Loan Party of this Amendment, except such as have been obtained or made and are in full force and effect.

(d)After giving effect to this Amendment, the representations and warranties contained in each of the Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as

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of such date (other than any such representations or warranties that, by their terms, refer to a specific date, in which case as of such specific date).

(e)	No Default or Event of Default shall exist after giving effect to this Amendment.

Section 6.    Reference to and Effect on the Loan Documents.

(a)On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment and this Amendment shall constitute a Loan Document.

(b)The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the
Administrative Agent under any of the Loan Documents, nor constitute a waiver of any other provision of any of the Loan Documents.

Section 7. Reaffirmations. Each Loan Party (a) consents to this Amendment and agrees that the transactions contemplated by this Amendment shall not limit or diminish the obligations of such Person, or release such Person from any obligations, under any of the Loan Documents to which it is a party, (b) confirms and reaffirms its obligations under each of the Loan Documents to which it is a party and (c) agrees that each of the Loan Documents to which it is a party remain in full force and effect and are hereby ratified and confirmed.

Section 8. Execution in Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 9. Governing Law. This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

Section 10. Entire Agreement. This Amendment and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the Issuing Bank, the Swingline Lender and/or the Lead Arrangers, constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their

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respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

JOHN BEAN TECHNOLOGIES CORPORATION
as Company

By:	/s/ Thomas W. Giacomini
Name:	Thomas W. Giacomini
Title:	President and Chief Executive Officer

By:	/s/ Brian A. Deck
Name:	Brian A. Deck
Title:	Executive Vice President and Chief Financial Officer

JOHN BEAN TECHNOLOGIES B.V., as Dutch
Borrower
By:	/s/ Gregory A. Packard
Name:	Gregory A. Packard
Title:	Director

SUBSIDIARY GUARANTORS:

JBT ICS SOLUTIONS U.S. INC., as Subsidiary
Guarantor
By:	/s/ Gregory A. Packard
Name:	Gregory A. Packard
Title:	Treasurer

JBT HOLDINGS, L.L.C., as Subsidiary Guarantor
By:	John Bean Technologies Corporation, as its sole
member
By:	/s/ Thomas W. Giacomini
Name:	Thomas W. Giacomini
Title:	Chief Executive Officer

By:	/s/ Brian A. Deck
Name:	Brian A. Deck
Title:	Chief Financial Officer

John Bean Technologies Corporation
Third Amendment to Credit Agreement and Incremental Term Loan Agreement
Signature Page

JBT FOOD & DAIRY SYSTEMS INC.,
as Subsidiary Guarantor

By:	/s/ Gregory A. Packard
Name:	Gregory A. Packard
Title:	Treasurer

A&B PROCESS SYSTEMS CORP.,
as Subsidiary Guarantor

By:	/s/ Gregory A. Packard
Name:	Gregory A. Packard
Title:	Treasurer

John Bean Technologies Corporation
Third Amendment to Credit Agreement and Incremental Term Loan Agreement
Signature Page

ADMINISTRATIVE AGENT AND INCREMENTAL
TERM-1 LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
As Administrative Agent and Incremental Term-1 Lender

By:	/s/ Kay Reedy
Name:	Kay Reedy
Title:	Managing Director

John Bean Technologies Corporation
Third Amendment to Credit Agreement and Incremental Term Loan Agreement
Signature Page

BANK OF AMERICA, N.A., as Incremental Term-1
Lender

By:	/s/ Christopher C. Cavaiani
Name:	Christopher C. Cavaiani
Title:	Senior Vice President

John Bean Technologies Corporation
Third Amendment to Credit Agreement and Incremental Term Loan Agreement
Signature Page

JPMORGAN CHASE BANK, N.A., as Incremental
Term-1 Lender

By:	/s/ Helen D. Davis
Name:	Helen D. Davis
Title:	Executive Director

John Bean Technologies Corporation
Third Amendment to Credit Agreement and Incremental Term Loan Agreement
Signature Page

ANNEX A

Incremental Term-1 Loan Commitments

Lender	Commitment
Wells Fargo Bank, National Association	$50,000,000.00
Bank of America, N.A.	$50,000,000.00
JPMorgan Chase Bank, N.A.	$50,000,000.00
Total	$150,000,000.00

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